UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 1, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

                      See BUSINESS—“Rate Matters—Rate Structure and Cost Recovery Plans” of Alabama Power Company (“Alabama Power”) in Item 1 and MANAGEMENT’S DISCUSSION AND ANALYSIS—FUTURE EARNINGS POTENTIAL—“PSC Matters—Retail Rate Adjustments” and “PSC Matters—Retail Fuel Cost Recovery” of Alabama Power in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for information regarding the rate structure and design and retail rate plans of Alabama Power. For additional information, see MANAGEMENT’S DISCUSSION AND ANALYSIS—FUTURE EARNINGS POTENTIAL—“FERC and Alabama PSC Matters—Retail Fuel Cost Recovery” in Alabama Power’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

                      On December 1, 2009, the Alabama Public Service Commission (the “APSC”) voted to approve a decrease in Alabama Power’s Rate Energy Cost Recovery (“ECR”) factor to 2.731 cents per kilowatt hour (“KWH”) for billings beginning January 2010 through December 2011. The APSC further approved an additional reduction in the ECR factor of 0.328 cents per KWH for the billing months of January 2010 through December 2010. The additional reduction results in an ECR factor of 2.403 cents per KWH for such 12-month period. For billing months beginning January 2012, the ECR factor shall be 5.910 cents per KWH, absent a contrary order by the APSC. Rate ECR revenues, as recorded on the financial statements, are adjusted for the difference in actual recoverable costs and amounts billed in current regulated rates. Accordingly, this approved decrease in the ECR factor will have no significant effect on net income, but will decrease annual cash flow.

                      Also on December 1, 2009, Alabama Power made its submission to the APSC of projected data for calendar year 2010 under the Rate Stabilization and Equalization Plan (“Rate

RSE”) and Rate Certificated New Plant (“Rate CNP”). The Rate RSE adjustment for 2010 is 3.2%, or an additional $152 million annually, and the Rate CNP adjustment for 2010 is 4.3%, or an additional $195 million annually, in each case based upon projected billings. Under the terms of the rate mechanisms, both of these adjustments will become effective in January 2010. The Rate RSE adjustment is largely attributable to the costs associated with capacity at Plant Miller which is currently dedicated to certain long-term wholesale contracts that expire during 2010. During the term of these contracts, the associated cost of the capacity has been removed from retail cost of service. The Rate CNP adjustment is primarily attributable to scrubbers being placed in service during 2010 at four of Alabama Power’s larger generating units.

                      The net effect in 2010 of the decreases in the ECR factor and the upward adjustments under Rate RSE and Rate CNP is projected to be an overall annual reduction in Alabama Power’s retail customers’ billings of approximately 7.4%, or $350 million.

SIGNATURE

                      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2009	ALABAMA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

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